Exhibit 99.1

Covetrus Announces Financial Results for Second Quarter of 2021

•Second quarter GAAP net sales of $1.19 billion, an increase of 16% year-over-year; non-GAAP organic net sales increased 12% year-over-year

•Second quarter GAAP net loss attributable to Covetrus of $31 million versus GAAP net income of $54 million in the prior year period; second quarter non-GAAP adjusted net income of $35 million, an increase of 17% year-over-year

•Second quarter non-GAAP adjusted EBITDA of $66 million, an increase of 5% year-over-year; non-GAAP adjusted EBITDA margin decreased 50 bp year-over-year to 5.6%

•Full-year 2021 non-GAAP adjusted EBITDA guidance range of $245 million to $255 million remains unchanged

PORTLAND, Maine -- August 5, 2021 — Covetrus® (Nasdaq: CVET), a global leader in animal-health technology and services, today announced financial results for the second quarter of 2021, which ended June 30, 2021.

“Covetrus continues to advance our value proposition to the veterinary industry and pet owners globally. In the second quarter, we delivered solid results, improved our market position and progressed our innovation agenda,” said Ben Wolin, Covetrus president and CEO. “While we still have plenty of work to do, I am confident in our strategic direction and growth opportunities in what remains a healthy, but dynamic, end-market. I anticipate our momentum will continue to build in the second half of 2021 and beyond.”

Summary Operating Results (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions, except per share data)	2021	2020	2021	2020
Net sales	$1,189	$1,026	$2,291	$2,091
Income (loss) before taxes	$(18)	$59	$(30)	$24
Net income (loss) attributable to Covetrus	$(31)	$54	$(47)	$20
Diluted earnings (loss) per share (EPS)	$(0.23)	$0.40	$(0.34)	$0.15

Non-GAAP Measures: (a)
Organic net sales growth	12%		8%
Non-GAAP Adjusted EBITDA	$66	$63	$123	$111
Non-GAAP Adjusted net income attributable to Covetrus	$35	$30	$64	$50
(a) Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Reconciliations for non-GAAP financial items to the most directly comparable GAAP financial items are provided under Reconciliation of Non-GAAP Financial Measures at the end of this release.

Exhibit 99.1

Second Quarter 2021 Results

Net sales for the second quarter of 2021 were $1.19 billion, an increase of 16% compared to the second quarter of 2020. Non-GAAP organic net sales, which adjusts for changes in foreign exchange and the impact from mergers, acquisitions and divestiture activity, increased 12% year-over-year, reflecting strong sales execution, healthy companion animal end-market demand trends across many of the Company's markets compared to the COVID-19 disruption experienced in the prior year period and continued growth in prescription management in North America. These positive trends were partially offset by the previously disclosed headwinds in the Company's U.K. and German businesses in Europe.
Net loss attributable to Covetrus in the second quarter of 2021 was $31 million, or a loss of $0.23 per diluted share, which compared to net income attributable to Covetrus in the second quarter of 2020 of $54 million, or $0.40 per diluted share. The primary driver of the year-over-year decrease was the gain on the sale of the scil animal care business in the prior year period and higher selling, general and administrative expenses, which offset an increase in gross profit versus the prior year.

Non-GAAP adjusted EBITDA was $66 million for the second quarter of 2021 versus $63 million in the prior year period. The 5% year-over-year increase reflected growth in all of the Company's segments which more than offset the impact from the reversal of the temporary cost reduction actions in the prior year period tied to COVID-19 and increased costs in various corporate functions. Non-GAAP adjusted EBITDA margin was 5.6% for the second quarter of 2021, a decrease of 50 basis points year-over-year.

Non-GAAP adjusted net income attributable to Covetrus was $35 million for the second quarter of 2021, which compared to $30 million in the prior year period, driven by the same factors impacting non-GAAP adjusted EBITDA as well as a decrease in interest expense versus the prior year period.

First Half 2021 Results

Net sales for the first half of 2021 were $2.29 billion, an increase of 10% compared to the first six months of 2020. Non-GAAP organic net sales increased 8% year-over-year, reflecting strong sales execution, healthy companion animal end-market demand trends across many of the Company's markets compared to the COVID-19 disruption experienced in the prior year period and continued growth in prescription management in North America. These positive trends were partially offset by the previously disclosed headwinds in the Company's U.K. and German businesses in Europe.

Net loss attributable to Covetrus for the first six months of 2021 was $47 million, or a loss of $0.34 per diluted share, which compared to net income attributable to Covetrus for the first six months of 2020 of $20 million, or $0.15 per diluted share. The primary driver of the year-over-year decrease was the gain on the sale of the scil animal care business in the prior year period and higher selling, general and administrative expenses, which offset an increase in gross profit versus the prior year.

Non-GAAP adjusted EBITDA was $123 million for the first six months of 2021 versus $111 million in the prior year period. The 11% year-over-year increase reflected growth in all of the Company's segments which more than offset the impact from the reversal of the temporary cost reduction actions in the prior year period tied to COVID-19 and increased costs in various corporate functions. Non-GAAP adjusted EBITDA margin was 5.4% for the first six months of 2021, an increase of 10 basis points year-over-year.

Exhibit 99.1

Non-GAAP adjusted net income was $64 million for the first six months of 2021, which compared to $50 million in the prior year period, driven by the same factors impacting non-GAAP adjusted EBITDA as well as a decrease in interest expense versus the prior year period.

Second Quarter 2021 Segment Financial Highlights

The Company’s operations are organized and reported by geography -- North America, Europe, and APAC & Emerging Markets.

North America

North America segment net sales for the second quarter ended June 30, 2021 of $713 million increased 18% compared to the same period of the prior year. Non-GAAP organic net sales increased 18% year-over-year. During the second quarter of 2021, supply chain non-GAAP organic net sales increased 19% year-over-year, driven by healthy companion animal end-market demand trends compared to the COVID-19 disruption experienced in the prior year period, market share improvement and strong performance at SmartPak. Prescription management net sales increased 19% year-over-year against a difficult 66% prior year growth comparison from the COVID-19 spike in e-commerce demand last year.

North America segment adjusted EBITDA for the second quarter ended June 30, 2021 of $59 million increased 7% compared to the same period of the prior year, reflecting the growth in gross profit during the second quarter as compared to prior year, partially offset by the reversal of the temporary COVID-19 cost actions taken in 2020 and the elevated EBITDA contribution in the prior year from the spike in prescription management demand at a time when the Company also paused investments due to COVID-19 uncertainty. North America segment adjusted EBITDA margin was 8.3% for the second quarter of 2021, a decrease of 80 basis points year-over-year, impacted by the same items above.
Europe

Europe segment net sales for the second quarter ended June 30, 2021 of $366 million increased 7% compared to the same period of the prior year. Non-GAAP organic net sales increased 1% compared to the same period of the prior year, reflecting healthy underlying companion animal end-market demand and an easier comparison from the prior year period due to COVID-19, offset by the previously disclosed year-over-year headwinds in the Company's U.K. and German businesses. Our businesses in Ireland, the Netherlands, and Czech Republic were notable contributors to year-over-year growth, as were the Company's proprietary brands businesses of Kruuse and Vi, which increased double digits year-over-year.

Europe segment adjusted EBITDA for the second quarter ended June 30, 2021 of $20 million increased 25% compared to the same period of the prior year, reflecting an easier year-over-year comparison due to COVID-19, increased contribution from the Company's proprietary brands and cost containment actions, which more than offset the sales headwinds in the U.K. and in Germany. Europe segment adjusted EBITDA margin was 5.5% for the second quarter of 2021, an increase of 80 basis points year-over-year.

APAC & Emerging Markets

APAC & Emerging Markets segment net sales for the second quarter ended June 30, 2021 of $114 million increased 34% compared to the same period of the prior year. Non-GAAP organic net sales increased 16% compared to the same period of the prior year, reflecting healthy underlying companion animal end-market demand and an easier comparison from the prior year period due to COVID-19. Brazil, New Zealand, and Australia all delivered notable year-over-year growth during the second quarter.

Exhibit 99.1

APAC & Emerging Markets segment adjusted EBITDA for the second quarter ended June 30, 2021 of $9 million increased 80% compared to the same period of the prior year, driven by gross margin improvement and the operating leverage from strong net sales growth, which more than overcame the reversal of temporary cost actions taken in the prior year alongside the initial outbreak of COVID-19. APAC & Emerging Markets segment adjusted EBITDA margin was 7.9% for the second quarter of 2021, an increase of 200 basis points year-over-year, impacted by the same items above.

Financial Position and Liquidity

Covetrus used $1 million of net cash from operating activities during the six months ended June 30, 2021 as compared to $54 million generated during the prior year period. Free cash flow, a non-GAAP financial measure that is defined as cash flow from operating activities less purchases of property and equipment, was $(25) million during the six months ended June 30, 2021 as compared to $30 million in the prior year period. The year-over-year decrease in free cash flow reflects changes in working capital, principally inventory which was a $30 million use of cash during the six months ended June 30, 2021 versus a $130 million source of cash during the prior year period due to pandemic-driven working capital management efforts, which offset the year-over-year improvement in operating earnings.

As of June 30, 2021, the Company had $230 million in cash and cash equivalents, $1.08 billion in term loan debt, and no borrowings outstanding on its $300 million revolving credit facility. The Company ended the quarter with $529 million in available liquidity, an improvement of $20 million as compared to March 31, 2021, and was in compliance with the covenants in its credit agreement as of June 30, 2021.

2021 Financial Guidance

Covetrus’ full-year year 2021 financial guidance range is as follows:

•Adjusted EBITDA, a non-GAAP financial metric, of $245 million to $255 million, unchanged from the Company's outlook issued on May 6, 2021.

The Company has not reconciled its non-GAAP adjusted EBITDA guidance to GAAP net income because the reconciling items between such GAAP and non-GAAP financial measures, including share-based compensation expense, separation program costs, foreign exchange and other special items tied to the formation of Covetrus, cannot be reasonably predicted due to the uncertainty and inherent difficulty predicting the occurrence, the financial impact, and the periods in which the non-GAAP adjustments may be recognized and therefore is not available without unreasonable effort. For more information regarding the non-GAAP financial measures discussed in this release, please see the section titled Reconciliation of Non-GAAP Financial Measures for the reconciliations of GAAP financial measures to non-GAAP financial measures.

Conference Call

The Company will host a conference call to discuss these results and recent business trends at 4:30 p.m. ET on August 5, 2021. Participating in the conference call will be:

•Benjamin Wolin, president and chief executive officer
•Matthew Foulston, executive vice president and chief financial officer

Exhibit 99.1

To access the live webcast and the accompanying slide presentation, individuals can visit the Investor Relations page of the Covetrus website: https://ir.covetrus.com/investors/events-and-presentations. An archived edition of the earnings conference call will also be posted on the Covetrus website later that day and will remain available to interested parties via the same link for one year.

The conference call can also be accessed by dialing 866-789-2492 for U.S./Canada participants, or 409-937-8901 for international participants, and referencing confirmation code 5870228. A replay of the conference call will be available for two weeks through August 19, 2021 by dialing 855-859-2056 or 404-537-3406. The replay confirmation code is 5870228.

About Covetrus
Covetrus is a global animal-health technology and services company dedicated to empowering veterinary practice partners to drive improved health and financial outcomes. We are bringing together products, services, and technology into a single platform that connects our customers to the solutions and insights they need to work best. Our passion for the well-being of animals and those who care for them drives us to advance the world of veterinary medicine. Covetrus is headquartered in Portland, Maine with more than 5,500 employees serving over 100,000 customers around the globe. For more information about Covetrus visit https://covetrus.com/.

Forward-Looking Statements
This press release contains certain statements that are forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We may, in some cases use terms such as "predicts," "believes," "potential," "continue,"
"anticipates," "estimates," "expects," "plans," "intends," "may," "could," "might," "likely," "will,"
"should," or other words that convey uncertainty of the future events or outcomes to identify these forward-looking statements. Such statements are subject to numerous risks and uncertainties, and actual results could differ materially from those anticipated due to a number of factors including, but not limited to, the effect of health epidemics, including the COVID-19 pandemic, on our business and the success of any measures we have taken or may take in the future in response thereto, including our ability to continue operations at our distribution centers and pharmacies; the ability to successfully integrate acquisitions, operations and employees; the ability to continue to execute on our strategic plan; the ability to retain key personnel; the ability to achieve performance targets, including managing our growth effectively; the ability to manage relationships with our supplier and distributor network, including negotiating acceptable pricing and other terms with these partners; the ability to attract and retain customers in a price sensitive environment; the ability to maintain quality standards in our technology product offerings as well as associated customer service interactions to minimize loss of existing Customers and attract new Customers; access to financial markets along with changes in interest rates and foreign currency exchange rates; changes in the legislative landscape in which we operate, including potential corporate tax reform, and our ability to adapt to those changes as well as adaptation by the third-parties we are dependent upon for supply and distribution; the impact of litigation; the impact of accounting pronouncements, seasonality of our business, leases, expenses, interest expense, and debt; sufficiency of cash and access to liquidity; cybersecurity risks, including risk associated with our dependence on third party service providers as a large portion of our workforce is working from home; and those additional risks discussed under the heading "Risk Factors" in our Annual Report on Form 10-K filed on March 1, 2021, our Quarterly Report on Form 10-Q filed on August 5, 2021, and in our other SEC filings. Our forward-looking statements are based on current beliefs and expectations of our management team and, except as required by law, we undertake no obligations to make any revisions to the forward-looking statements contained in this release or to update them to reflect events or circumstances occurring after the date of this release, whether as a

Exhibit 99.1

result of new information, future developments or otherwise. Investors are cautioned not to place undue reliance on these forward-looking statements.

Exhibit 99.1

COVETRUS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except share amounts)

	June 30, 2021	December 31, 2020
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$230	$290
Accounts receivable, net of allowance of $5 and $5	517	507
Inventories, net	557	530
Other receivables	79	67
Prepaid expenses and other	36	26
Total current assets	1,419	1,420
Non-current assets:
Property and equipment, net of accumulated depreciation of $120 and $106	122	116
Operating lease right-of-use assets, net	107	117
Goodwill	1,187	1,187
Other intangibles, net of accumulated amortization of $531 and $470	484	555
Investments and other	95	101
Total assets	$3,414	$3,496
LIABILITIES, MEZZANINE EQUITY, AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$427	$411
Current maturities of long-term debt and other borrowings	31	1
Accrued payroll and related liabilities	55	67
Accrued taxes	43	37
Other current liabilities	153	175
Total current liabilities	709	691
Non-current liabilities:
Long-term debt and other borrowings, net	1,040	1,068
Deferred income taxes	16	28
Other liabilities	124	136
Total liabilities	1,889	1,923
Commitments and contingencies
Mezzanine equity:
Redeemable non-controlling interests	23	36
Shareholders' equity:
Common stock, $0.01 par value per share, 675,000,000 shares authorized; 137,359,704 shares issued and outstanding as of June 30, 2021;136,017,964 shares issued and outstanding as of December 31, 2020	1	1
Accumulated other comprehensive loss	(66)	(66)
Additional paid-in capital	2,641	2,629
Accumulated deficit	(1,074)	(1,027)
Total shareholders’ equity	1,502	1,537
Total liabilities, mezzanine equity, and shareholders’ equity	$3,414	$3,496

Exhibit 99.1

COVETRUS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net sales	$1,189	$1,026	$2,291	$2,091
Cost of sales	969	834	1,861	1,696
Gross profit	220	192	430	395
Operating expenses:
Selling, general and administrative	229	196	442	419
Operating income (loss)	(9)	(4)	(12)	(24)
Other income (expense):
Interest income	—	1	—	1
Interest expense	(9)	(14)	(18)	(28)
Other, net	—	76	—	75
Income (loss) before taxes and equity in earnings of affiliates	(18)	59	(30)	24
Income tax benefit (expense)	(13)	(6)	(17)	(4)
Equity in net earnings of affiliates	—	1	—	1
Net income (loss)	$(31)	$54	$(47)	$21
Net (income) loss attributable to redeemable non-controlling interests	—	—	—	(1)
Net income (loss) attributable to Covetrus	$(31)	$54	$(47)	$20

Earnings (loss) per share attributable to Covetrus:
Basic	$(0.23)	$0.40	$(0.34)	$0.15
Diluted	$(0.23)	$0.40	$(0.34)	$0.15
Weighted-average common shares outstanding:
Basic	137	112	137	112
Diluted	137	113	137	113

Exhibit 99.1

COVETRUS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions) (Unaudited)

	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$(47)	$21
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation and amortization	86	82
Amortization of right-of-use assets	14	12
Gain on divestiture of a business	—	(73)
Share-based compensation expense	25	19
Benefit for deferred income taxes	(11)	(2)
Amortization of debt issuance costs	3	3
Other	3	(2)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	(12)	(56)
Inventories, net	(30)	130
Other assets and liabilities	(37)	(14)
Accounts payable and accrued expenses	5	(66)
Net cash provided by (used for) operating activities	(1)	54
Cash flows from investing activities:
Purchases of property and equipment	(24)	(24)
Payments related to equity investments and business acquisitions, net of cash acquired	—	(13)
Proceeds from divestiture of a business, net	—	104
Proceeds from sale of property and equipment	—	4
Net cash provided by (used for) investing activities	(24)	71
Cash flows from financing activities:
Proceeds from revolving credit facility	—	190
Repayment of revolving credit facility	—	(190)
Principal payments of debt	—	(62)
Debt issuance and amendment costs	—	(5)
Share-based compensation-related proceeds, net of taxes paid on withholding shares	(10)	4
Proceeds from issuance of Series A preferred stock	—	250
Series A preferred stock issuance costs	—	(6)
Series A preferred stock dividend	—	(2)
Distributions to non-controlling shareholders	(1)	—
Deferred payments related to equity investments and business acquisitions	(13)	(17)
Payments related to the buy-out of non-controlling interests in subsidiaries of Covetrus	(10)	—
Net cash provided by (used for) financing activities	(34)	162
Effect of exchange rate changes on cash and cash equivalents	(1)	(3)
Net change in cash and cash equivalents	(60)	284
Cash and cash equivalents, beginning of period	290	130
Cash and cash equivalents, end of period	$230	$414

Supplemental disclosures of non-cash investing and financing activities:
Right-of-use assets obtained in exchange for new operating lease liabilities	$5	$57
Deconsolidation of a subsidiary	$—	$15

Exhibit 99.1

Segment Adjusted EBITDA

The Company provides adjusted EBITDA by segment as a supplemental measure to GAAP. Adjusted EBITDA by segment is among the primary metrics by which management evaluates the performance of the business. Adjusted EBITDA by segment has certain limitations in that it does not take into account the impact of certain expenses to our consolidated statements of operations, including the impact of share-based compensation, strategic consulting, transaction costs, formation of Covetrus expenses, separation programs and executive severance, carve-out operating expenses, certain IT infrastructure expenses necessary to establish ourselves as a newly public company, goodwill impairment charges, capital structure-related fees, equity method investment and non-consolidated affiliates, operating lease right-of-use asset impairments, the proportionate share of the adjustments to EBITDA of consolidated and non-consolidated affiliates where Covetrus ownership is less than 100%, managed exits from businesses we are exiting or closing, and other items, net. The Company does not allocate to its segments expenses managed at the corporate level, such as corporate wages and related benefits, corporate occupancy costs, professional services utilized at the corporate level, and non-recurring expenses. Other companies may not define or calculate adjusted EBITDA by segment in the same way; as a result, adjusted EBITDA by segment may not be comparable to similarly titled measures reported by other companies.

The following tables summarize adjusted EBITDA by segment:

	Three Months Ended
(In millions)	June 30, 2021	% of Respective Net Sales	June 30, 2020	% of Respective Net Sales	$ Change	% Change
North America	$59	8.3%	$55	9.1%	$4	7%
Europe	20	5.5	16	4.7	4	25
APAC & Emerging Markets	9	7.9	5	5.9	4	80
Corporate	(22)	NM	(13)	NM	(9)	NM
Total Non-GAAP Adjusted EBITDA	$66	5.6%	$63	6.1%	$3	5%

	Six Months Ended
(In millions)	June 30, 2021	% of Respective Net Sales	June 30, 2020	% of Respective Net Sales	$ Change	% Change
North America	$111	8.2%	$96	8.3%	$15	16%
Europe	41	5.6	34	4.5	7	21
APAC & Emerging Markets	19	8.4	12	6.7	7	58
Corporate	(48)	NM	(31)	NM	(17)	NM
Total Non-GAAP Adjusted EBITDA	$123	5.4%	$111	5.3%	$12	11%
Numbers in table may not foot or cross-foot due to rounding.

Reconciliation of Non-GAAP Financial Measures

In addition to the financial information presented in accordance with U.S. generally accepted accounting principles, or GAAP, the Company is providing certain non-GAAP financial measures (discussed below). Management uses these measures in the management of our business and believes that they are useful to investors in evaluating our ongoing operating results and trends.

The following tables reconcile non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP. Covetrus management believes that these non-GAAP financial measures provide useful additional information to investors and management

Exhibit 99.1

regarding Covetrus’ results of operations as they provide another measure of Covetrus’ profitability and ability to service its debt, and are considered important to financial analysts covering Covetrus’ industry.

These non-GAAP financial measures have limitations as an analytic tool and should not be considered in isolation or as a substitute for net income or any other measure of financial performance reported in accordance with GAAP. Covetrus’ non-GAAP measures may be calculated differently than similarly named measures reported by other companies. In addition, using non-GAAP measures may have limited value as they exclude certain items that may have a material impact on reported financial results and cash flows. When analyzing Covetrus’ performance, it is important to evaluate each adjustment in the reconciliation tables and use adjusted measures in addition to, and not as an alternative to, GAAP measures.

Non-GAAP Organic Net Sales Growth and Segment Net Sales (Unaudited)

Covetrus delivers products, software and technology-enabled services across the globe through three reportable segments: North America, Europe, and APAC & Emerging Markets.

Organic net sales growth is a non-GAAP measure that Covetrus uses to evaluate period-over-period financial performance. The Company believes this non-GAAP financial metric provides useful information to investors and management about the Company's operating results, enhances the overall understanding of past financial performance and future prospects and is a useful measure for period-to-period comparisons. Organic net sales growth excludes the impact of foreign exchange fluctuations, M&A and divestitures, which can impact year-over-year comparisons.

Exhibit 99.1

The following tables summarize non-GAAP organic net sales growth for Covetrus and each reportable segment:

Non-GAAP Organic Net Sales (Unaudited)

	Three Months Ended June 30,
	2021	2020
(In millions)	Covetrus	Covetrus	% Y/Y Growth	% Change from FX	% Change from Mergers and Acquisitions	% Change from Divestitures	Non-GAAP Organic Net Sales Growth
Net sales:	$1,189	$1,026	16%	5%	—%	(2)%	12%
North America	713	602	18%	—%	—%	—%	18%
Europe	366	342	7%	10%	—%	(5)%	1%
APAC & Emerging Markets	114	85	34%	18%	—%	—%	16%
Eliminations	(4)	(3)	—%	—%	—%	—%	—%

	Six Months Ended June 30,
	2021	2020
(In millions)	Covetrus	Covetrus	Y/Y Growth	% Change from FX	% Change from Mergers and Acquisitions	% Change from Divestitures	Non-GAAP Organic Net Sales Growth
Net sales:	$2,291	$2,091	10%	4%	—%	(3)%	8%
North America	1,348	1,152	17%	—%	—%	—%	17%
Europe	727	764	(5)%	8%	—%	(7)%	(6)%
APAC & Emerging Markets	226	180	26%	14%	—%	—%	12%
Eliminations	(10)	(5)	—%	—%	—%	—%	—%

Exhibit 99.1

Non-GAAP EBITDA, Adjusted EBITDA, and Adjusted Net Income (Loss)

EBITDA, adjusted EBITDA, and adjusted net income are non-GAAP financial measures used to: (i) aid management and investors with year-over-year comparability, (ii) determine management performance under the Company’s compensation plans, (iii) plan and forecast, (iv) communicate the Company’s financial performance to its board of directors, shareholders, and investment analysts, and (v) understand the Company’s operating performance without regard to items we do not consider a component of the Company’s core ongoing operating performance. Such measures should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Non-GAAP adjusted EBITDA adjustments include share-based compensation, strategic consulting, transaction costs, formation of Covetrus expenses, separation programs and executive severance, IT infrastructure, goodwill impairment charges, capital structure-related fees, operating lease right-of-use asset impairments, managed exits from businesses we are exiting or closing, and other items, net. Non-GAAP adjusted net income adjustments include share-based compensation, strategic consulting, transaction costs, formation of Covetrus expenses, separation programs and executive severance, IT infrastructure, goodwill impairment charges, capital structure-related fees, operating lease right-of-use asset impairments, managed exits from businesses we are exiting or closing, other items, net, amortization of intangible assets, and the tax effect of pretax items excluded from adjusted net income attributable to Covetrus is computed using a statutory tax rate after taking into account the impact of permanent differences and valuation allowances.

A reconciliation of EBITDA, adjusted EBITDA and adjusted net income to net income (loss) attributable to Covetrus, the most directly comparable GAAP financial measure, is as follows:

Non-GAAP Adjusted EBITDA and Adjusted Net Income Reconciliation (Unaudited)
	Three Months Ended
(In Millions)	June 30, 2021	June 30, 2020
Net income (loss) attributable to Covetrus	$(31)	$54
Plus: Depreciation and amortization	43	41
Plus: Interest expense, net	9	13
Plus: Income tax (benefit) expense	13	6
EBITDA	34	114
Plus: Share-based compensation	14	10
Plus: Strategic consulting	12	5
Plus: Transaction costs (a)	1	—
Plus: Separation programs and executive severance	2	1
Plus: Formation of Covetrus (b)	—	7
Plus: Capital structure	—	1
Plus (less): Other items, net (c)	3	(75)
Non-GAAP Adjusted EBITDA	66	63
Depreciation and amortization	(43)	(41)
Amortization of acquired intangibles	34	33
Interest expense, net	(9)	(13)
Non-GAAP Adjusted income before taxes	48	42
Adjusted income tax expense (d)	(13)	(12)
Non-GAAP Adjusted net income attributable to Covetrus	$35	$30

(a) Includes legal, accounting, tax, and other professional fees incurred in connection with acquisitions and divestitures
(b) Includes professional and consulting fees, duplicative costs associated with transition service agreements, and other costs incurred in connection with the separation from Former Parent and establishing Covetrus as an independent public company
(c) The three months ended June 30, 2020 includes a $73 million gain on the divestiture of scil and a $1 million gain on the deconsolidation of SAHS
(d) The tax effect of pretax items excluded from adjusted net income attributable to Covetrus is computed using a statutory tax rate after taking into account the impact of permanent differences and valuation allowances

Exhibit 99.1

Non-GAAP Adjusted EBITDA and Adjusted Net Income Reconciliation (Unaudited)
	Six Months Ended
(In Millions)	June 30, 2021	June 30, 2020
Net income (loss) attributable to Covetrus	(47)	20
Plus: Depreciation and amortization	86	82
Plus: Interest expense, net	18	27
Plus: Income tax (benefit) expense	17	4
EBITDA	74	133
Plus: Share-based compensation	25	19
Plus: Strategic consulting	14	9
Plus: Transaction costs (a)	2	6
Plus: Separation programs and executive severance	2	2
Plus: IT infrastructure (b)	—	2
Plus: Formation of Covetrus (c)	2	14
Plus: Capital structure	—	1
Plus: Equity method investment and non-consolidated affiliates (d)	1	—
Plus (less): Other items, net (e)	3	(75)
Non-GAAP Adjusted EBITDA	123	111
Depreciation and amortization	(86)	(82)
Amortization of acquired intangibles	69	67
Interest expense, net	(18)	(27)
Non-GAAP Adjusted income before taxes	88	69
Adjusted income tax expense (f)	(24)	(19)
Non-GAAP Adjusted net income attributable to Covetrus	64	50

(a) Includes legal, accounting, tax, and other professional fees incurred in connection with acquisitions and divestitures
(b) Includes certain IT infrastructure expenses necessary to establish ourselves as a newly public company
(c) Includes professional and consulting fees, duplicative costs associated with transition service agreements, and other costs incurred in connection with the separation from Former Parent and establishing Covetrus as an independent public company
(d) Includes the proportionate share of the adjustments to EBITDA of consolidated and non-consolidated affiliates where Covetrus ownership is less than 100%
(e) The six months ended June 30, 2020 includes a $73 million gain on the divestiture of scil and a $1 million gain on the deconsolidation of SAHS
(f) The tax effect of pretax items excluded from adjusted net income attributable to Covetrus is computed using a statutory tax rate after taking into account the impact of permanent differences and valuation allowances.

Non-GAAP Free Cash Flow (Unaudited)

Free cash flow is a non-GAAP financial measure and should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Free cash flow is the cash the Company generates through its operations, less the cost of expenditures on property and equipment. The Company believes that it is an important measurement since it shows how efficient a company is at generating cash.

Free Cash Flow (Unaudited)
	Six Months Ended June 30,
(In millions)	2021	2020
Net cash provided by (used for) operating activities	$(1)	$54
Less: Purchases of property and equipment	(24)	(24)
Non-GAAP Free cash flow	$(25)	$30

Exhibit 99.1

Investor Contact:
Nicholas Jansen
nicholas.jansen@covetrus.com
(207) 550-8106

Media Contact:
Meghann Johnson, Current PR
mjohnson2@currentglobal.com
(248) 203-8978 (717) 385-4896